UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 25, 2012
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On January 25, 2012, Greenlight Capital, Inc. (“Greenlight Capital”) issued a press release announcing that the U.K.’s Financial Services Authority (“FSA”) has fined Greenlight Capital and David Einhorn an aggregate of £7.2 million for inadvertently engaging in market abuse in connection with Greenlight Capital’s trading of Punch Taverns plc (LSE: PUB) shares in June 2009.

The investment portfolio of Greenlight Capital Re, Ltd. (the “Company”) is managed by DME Advisors, LP (“DME Advisors”), an affiliate of Greenlight Capital.  DME Advisors is controlled by David Einhorn, the Chairman of the Company's board of directors and president of Greenlight Capital. The press release was issued solely by Greenlight Capital and Mr. Einhorn; it was not issued by or on behalf of DME Advisors or the Company. None of the fines levied against Greenlight Capital and Mr. Einhorn will be borne by the Company.

Greenlight Capital and Mr. Einhorn, in his individual capacity, will be hosting a conference call at 4:00 p.m. Eastern Time, on January 25, 2012. The conference may be accessed by dialing 1-877-686-1650 (U.S. callers) or 1-857-244-8201 (International callers) and entering the passcode 76371374#. Those who intend to participate in the call should dial in at least 10 minutes in advance. A replay of the call will be available through February 2, 2012 by dialing 1-888-286-8010 (U.S. callers) or 1-617-801-6888 (International callers) and entering the passcode 21316928#.

A copy of the Greenlight Capital press release is furnished as Exhibit 99.1 to this Current Report.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, "Greenlight Capital Comments on U.K. Financial Services Authority Fine", dated January 25, 2012, issued by Greenlight Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	January 25, 2012